Exhibit 99.1

BreitBurn Energy Partners L.P. Announces Closing of Two Permian Basin Acquisitions Totaling Approximately $220 Million

LOS ANGELES, July 2, 2012 — BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) announced today that it has completed two separate acquisitions of oil and natural gas properties located in the Permian Basin in Texas from Element Petroleum, LP and CrownRock, LP for approximately $150 million and $70 million, respectively, subject to customary post-closing adjustments. The transactions were previously announced on May 10, 2012.

Hal Washburn, CEO, said, "We are pleased to announce the closing of these two excellent acquisitions which expand our portfolio to seven states and give us an attractive platform for further acquisition activity in the region. The deals are structured for BreitBurn to operate Element and CrownRock’s existing oil and liquids-rich gas producing assets, and for CrownRock to operate the majority of the approximately 160 potential drilling locations. The non-operated component of this transaction will allow us to leverage the expertise of a high quality operator, thereby reducing our execution risk in the play. We see great opportunities in the Permian Basin and with the successful completion of these transactions, we believe we are well positioned to further expand our portfolio in the region.”

Related Swaption Contracts Further Extend the Partnership’s Attractive Hedge Portfolio

In conjunction with the announcement of the two acquisitions on May 10, 2012, the Partnership entered into certain swaption contracts for each acquisition, providing the Partnership with the option to hedge crude oil volumes listed below at the indicated NYMEX WTI prices. Based on current market conditions, Management expects to exercise the Partnership’s options to enter into these contracts on July 16, 2012, the options’ expiry and exercise date. These contracts, if executed, will extend the Partnership’s hedge portfolio into 2017 at attractive prices.

Element Acquisition

Contract Period	WTI Contract Price*	Bbls/day
Aug – Dec 2012	$98.35	333
Jan – Dec 2013	$97.05	233
Jan – Dec 2014	$93.00	180
Jan – Dec 2015	$90.00	147
Jan – Dec 2016	$88.45	127
Jan – Jun 2017	$87.80	115

*Represents at-the-money swap prices as of the date the swaption contracts were entered into.

CrownRock Acquisition

Contract Period	WTI Contract Price*	Bbls/day
Aug – Dec 2012	$98.35	322
Jan – Dec 2013	$97.05	226
Jan – Dec 2014	$93.00	174
Jan – Dec 2015	$90.00	142
Jan – Dec 2016	$88.45	122
Jan – Jun 2017	$87.80	111

*Represents at-the-money swap prices as of the date the swaption contracts were entered into.

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About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly-traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Texas, Florida, Indiana, and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “expects,” “continue,” “future,” “will be” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900

or

Jessica Tang

Investor Relations

(213) 225-0210

BBEP-IR

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